Exhibit 10.2

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND
CONFIDENTIAL SIDE LETTER

This First Amendment to Third Amended and Restated Credit Agreement and Confidential Side Letter (the “First Amendment”) is made as of February 17 2011, by and among

BROWN SHOE COMPANY, INC., a corporation organized under the laws of the State of New York having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105, as Lead Borrower for the Borrowers, being said BROWN SHOE COMPANY, INC.,

SIDNEY RICH ASSOCIATES, INC., a corporation organized under the laws of the State of Missouri having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BROWN GROUP RETAIL, INC., a corporation organized under the laws of the Commonwealth of Pennsylvania having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BROWN SHOE INTERNATIONAL CORP., a corporation organized under the laws of the State of Delaware having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BUSTER BROWN & CO., a corporation organized under the laws of the State of Missouri having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BENNETT FOOTWEAR GROUP LLC, a limited liability company organized under the laws of the State of Delaware having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

SHOES.COM, INC., a corporation organized under the laws of the State of Delaware having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105; and

EDELMAN SHOE, INC., a corporation organized under the laws of the State of Delaware having a place of business at 8300 Maryland Avenue, St. Louis, Missouri 63105;

BROWN SHOE COMPANY OF CANADA LTD, a Canadian corporation having a place of business at 1857 Rodgers Road, Perth, Ontario, Canada K7H 3E8, as a Loan Party but not as Borrower;

the LENDERS party hereto; and

BANK OF AMERICA, N.A., a national banking association, as Lead Issuing Bank; and

BANK OF AMERICA, N.A., a national banking association, as Administrative Agent and Collateral Agent for the Secured Parties; and

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Bank; and

WELLS FARGO CAPITAL FINANCE, LLC, as Syndication Agent; and

BANK OF AMERICA, N.A. and JPMORGAN CHASE BANK, N.A., as co-Documentation Agents;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

WITNESSETH

WHEREAS, the Lead Borrower, the other Borrowers, Brown Canada, the Administrative Agent, the Collateral Agent, the Lenders, the Lead Issuing Bank, the Syndication Agent, and the Co-Documentation Agents have entered into a Third Amended and Restated Credit Agreement dated as of January 7, 2011 (as amended, restated, supplemented or otherwise modified and in effect, the “Credit Agreement”); and

WHEREAS, the Lead Borrower, the other Borrowers, the Administrative Agent and the Lenders have entered into a Confidential Side Letter dated as of January 7, 2011 (as amended, restated, supplemented or otherwise modified and in effect, the “Side Letter”);

WHEREAS, the Lead Borrower has advised the Agents and the Lenders that it will consummate the Designated Event referred to in the Credit Agreement in accordance with the terms of the Side Letter, as amended hereby; and

WHEREAS, in connection therewith, the Lead Borrower, the other Borrowers, Brown Canada, the Administrative Agent , the Collateral Agent, the Lenders, the Lead Issuing Bank, the Syndication Agent, and the Co-Documentation Agents have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW THEREFORE, it is hereby agreed as follows:

1.	Definitions. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.	Amendments to Section 1 of the Credit Agreement. The provisions of Section 1.1 of the Credit Agreement are hereby amended as follows:

a.	The definition of “Appraised Value Percentage” is hereby deleted in its entirety and the following substituted in its stead:

“ “Appraised Value Percentage” means with respect to Inventory of any Loan Party, the orderly liquidation value thereof (expressed as a percentage of the Cost of such Inventory) as determined from time to time (and updated at least once in each calendar year) in a manner acceptable to the Administrative Agent by an experienced and reputable independent appraiser acceptable to the Administrative Agent, net of all costs of liquidation thereof; provided that on and after the ASG Joinder Effective Date, with respect to Inventory owned by ASG and TBMC, until such time as such Inventory has been appraised by an experienced and reputable independent appraiser following the Designated Event, the Appraised Value Percentage of such Inventory shall be the same as the then applicable percentage determined in accordance with the definition of “Appraised Value Percentage” for other Inventory of the Loan Parties (as utilized in the most recent Borrowing Base Certificate), net of all costs of liquidation thereof.”

b.	The definition of “Borrowers” is hereby deleted in its entirety and the following substituted in its stead:

“ “Borrowers” means individually and collectively, (a) the Lead Borrower, Sidney Rich, Brown Retail, Brown International, Buster Brown, Bennett, Shoes.com, and Edelman, (b) on and after the ASG Joinder Effective Date, ASG and TBMC, and (c) any other Person which becomes a “Borrower” in accordance with the provisions of this Agreement.”

c.	The definition of “Designated Event” is hereby deleted in its entirety and the following substituted in its stead:

“ “Designated Event” means the ASG Acquisition as defined in the Side Letter.”

d.	The definition of “Eligible Inventory” is hereby amended by adding the following proviso to the end of clause (j) thereof:

“provided that upon consummation of the Designated Event, the restrictions of this clause (j) shall not apply to Inventory of ASG and TBMC;”

e.	The following new definitions are hereby added to Section 1 in appropriate alphabetical order:

i.	“ “ASG” means American Sporting Goods Corporation, a Delaware corporation.”

ii.
“ “ASG Joinder Agreements” means, collectively, (i) the Joinder to Credit Agreement, the Joinder to Guaranty, the Joinder to Fee Letter and the Joinder to Security Agreement, in each case executed and delivered pursuant to this Agreement to make ASG and TBMC Borrowers hereunder, and (ii) the documents, instruments and agreements referred to in the foregoing.”

iii.	“ “ASG Joinder Effective Date” means the date on which the ASG Joinder Agreements are effective in accordance with the terms thereof and ASG and TBMC have become Borrowers hereunder.”

iv.	“ “First Amendment” means the First Amendment to Third Amended and Restated Credit Agreement dated as of February 17, 2011.”

v.	“ “First Amendment Effective Date” means February 17, 2011.”

vi.	“ “TBMC” means The Basketball Marketing Company, Inc., a Delaware corporation.”

3.	Amendment to Section 5 of the Credit Agreement. The provisions of Section 5.14 of the Credit Agreement are hereby amended by adding the following proviso at the end thereof:

“; provided that with respect to the acquisition of ASG and TBMC only, such fifteen (15) day period shall be extended to thirty (30) days.”

4.	Amendments to Section 6 of the Credit Agreement. The provisions of Section 6 of the Credit Agreement are hereby amended as follows:

a.	Section 6.1(p) of the Credit Agreement is hereby amended in its entirety and the following substituted in its stead:

“(p)           In addition to Indebtedness permitted under clause (h) above, Indebtedness owing by a Loan Party to any other Subsidiary of the Lead Borrower which is not a Loan Party, provided that the aggregate principal amount of Indebtedness permitted by this clause (p) shall not exceed $35,000,000 at any time outstanding unless, at the time of incurrence of any such Indebtedness which would result in such amount being exceeded, the Payment Conditions shall have been satisfied;”

b.	Section 6.7(a) of the Credit Agreement is hereby amended by deleting clauses (ii) and (iii) therefrom in their entirety and substituting the following clauses (ii) and (iii) in their stead:

“(ii) any Loan Party may declare dividends payable solely in additional shares of such Loan Party’s common stock, (iii) the Subsidiaries of the Lead Borrower may declare and pay cash dividends with respect to their Capital Stock, provided that no Loan Party that is directly or indirectly owned by a Subsidiary that is not a Loan Party shall be permitted to declare or pay any cash dividend to its parent unless, substantially contemporaneously therewith, such Loan Party’s direct or indirect parent that is not a Loan Party declares and pays a cash dividend in the same amount to a Loan Party, and”

5.
Amendment to Schedule to the Credit Agreement.  Schedule 1.1 (Lenders and Commitments) to the Credit Agreement is hereby deleted in its entirety and substituting in its stead the Schedule 1.1 annexed hereto.

6.	Amendment to Side Letter. Clause (a) of the third paragraph of the Side Letter is hereby deleted in its entirety and the following substituted in its stead:

“(a)           the Payment Conditions shall have been satisfied (it being understood that in the event that the ASG Joinder Effective Date is the same day on which the Designated Event is consummated in accordance with the terms hereof, the Borrowing Base shall be calculated by giving pro forma effect to ASG’s and TBMC’s Eligible Accounts, Eligible Credit Card Receivables, Eligible Inventory and Eligible Letters of Credit, subject in each case to the terms and conditions hereof),”

7.	Conditions to Effectiveness. This First Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Administrative Agent:

a.
This First Amendment shall have been duly executed and delivered by the Borrowers, Brown Canada, the Administrative Agent, the Collateral Agent and the Required Lenders.  The Administrative Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.	No Default or Event of Default shall have occurred and be continuing.

c.
All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this First Amendment and the documents, instruments and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

d.	The Loan Parties shall have provided such additional instruments, documents, and opinions of counsel to the Administrative Agent as the Agents and their counsel may have reasonably requested.

8.	Consent to Designated Event. Each of the Lenders hereby ratifies and affirms its consent to the consummation of the Designated Event.

9.	Miscellaneous.

a.
Except as provided herein, all terms and conditions of the Credit Agreement, the Side Letter and the other Loan Documents remain in full force and effect.  The Loan Parties each hereby ratify, confirm, and reaffirm all of the representations, warranties and covenants therein contained.

b.
This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered, each shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page hereto by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

c.
This First Amendment and the other Loan Documents express the entire understanding of the parties with respect to the matters set forth herein and supersedes all prior discussions or negotiations hereon.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

d.
Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

e.
This First Amendment shall be governed by, and construed in accordance with, the law of the State of New York (without regard to its principles relating to choice and conflicts of law), but including section 5-1401 of the New York General Obligations Law.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and their seals to be hereto affixed as the date first above written.

BROWN SHOE COMPANY, INC.
SIDNEY RICH ASSOCIATES, INC.
BROWN GROUP RETAIL, INC.
BROWN SHOE INTERNATIONAL CORP.
BUSTER BROWN & CO.
BENNETT FOOTWEAR GROUP LLC
SHOES.COM, INC.
EDELMAN SHOE, INC.
as to each of the foregoing

By:             /s/ Mark E. Hood
Name:      Mark E. Hood
Title:	Senior Vice President and
Chief Financial Officer

BROWN SHOE COMPANY OF CANADA LTD

By:             /s/ Mark E. Hood
Name:      Mark E. Hood
Title:	Senior Vice President – Finance

Signature Page to First Amendment to Third Amended and Restated Credit Agreement
and Confidential Side Letter

BANK OF AMERICA, N.A.,
as Administrative Agent, as Collateral Agent, as Lead Issuing Bank and as Lender

By:            /s/ James Ward
Name:      James Ward
Title:        Managing Director

Signature Page to First Amendment to Third Amended and Restated Credit Agreement
and Confidential Side Letter

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:            /s/ Dan Bueno
Name:      Dan Bueno
Title:        Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement
and Confidential Side Letter

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:            /s/ Connie Liu
Name:      Connie Liu
Title:        Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement
and Confidential Side Letter

SUNTRUST BANK,
as a Lender

By:             /s/ Christopher M. Waterstreet
Name:       Christopher M. Waterstreet
Title:         Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement
and Confidential Side Letter

REGIONS BANK,
as a Lender

By:            /s/ Kevin R. Rogers
Name:       Kevin R. Rogers
Title:         Attorney-In-Fact

Signature Page to First Amendment to Third Amended and Restated Credit Agreement
and Confidential Side Letter

CAPITAL ONE LEVERAGE FINANCE CORP.,
as a Lender

By:            /s/ Jon Oldham
Name:       Jon Oldham
Title:         Senior Vice President

Signature Page to First Amendment to Third Amended and Restated Credit Agreement
and Confidential Side Letter

Schedule 1.1
Lenders and Commitments

Lender	Commitment Amount	Commitment Percentage
Bank of America, N.A.	$170,000,000.00	32.075472%
Wells Fargo Bank, National Association	$170,000,000.00	32.075472%
JPMorgan Chase Bank, N.A.	$80,000,000.00	15.094340%
Sun Trust Bank	$50,000,000.00	9.433962%
Regions Bank	$35,000,000.00	6.603774%
Capital One Leverage Finance Corp.	$25,000,000.00	4.716981%
TOTAL	$530,000,000.00	100.000000%

Schedule 1.1 to Third Amended and Restated Credit Agreement